To the Shareholders and
Board of Directors of
Prudential Multi-Sector Fund, Inc.


In  planning and performing our audit of
the  financial statements of  Prudential
Multi-Sector Fund, Inc. (the "Fund") for
the  year  ended  April  30,  1997,   we
considered    its   internal    control,
including    control   activities    for
safeguarding  securities,  in  order  to
determine  our  auditing procedures  for
the purpose of expressing our opinion on
the  financial statements and to  comply
with the requirements of Form N-SAR, not
to   provide   assurance   on   internal
control.

The   management   of   the   Fund    is
responsible    for   establishing    and
maintaining   internal   control.     In
fulfilling      this     responsibility,
estimates  and  judgments by  management
are  required  to  assess  the  expected
benefits  and related costs  of  control
activities.      Generally,      control
activities that are relevant to an audit
pertain  to  the entity's  objective  of
preparing   financial   statements   for
external   purposes  that   are   fairly
presented  in conformity with  generally
accepted  accounting principles.   Those
control    activities    include     the
safeguarding    of    assets     against
unauthorized   acquisition,    use    or
disposition.

Because   of  inherent  limitations   in
internal     control,     errors      or
irregularities  may  occur  and  not  be
detected.   Also,  projection   of   any
evaluation of internal control to future
periods  is subject to the risk that  it
may become inadequate because of changes
in  conditions or that the effectiveness
of   the   design   and  operation   may
deteriorate.

Our  consideration of  internal  control
would   not  necessarily  disclose   all
matters  in internal control that  might
be  material weaknesses under  standards
established by the American Institute of
Certified    Public   Accountants.     A
material  weakness  is  a  condition  in
which  the  design or operation  of  any
specific   internal  control  components
does  not  reduce  to a  relatively  low
level   the   risk   that   errors    or
irregularities in amounts that would  be
material  in  relation to the  financial
statements being audited may  occur  and
not  be  detected within a timely period
by  employees  in the normal  course  of
performing   their  assigned  functions.
However,  we noted no matters  involving
internal   control,  including   control
activities  for safeguarding securities,
that   we   consider  to   be   material
weaknesses as defined above as of  April
30, 1997.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission.


Price Waterhouse LLP
New York, NY
June 24, 1997